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                                                                      Exhibit 21

                                  SUBSIDIARIES

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
COMPANY                                             JURISDICTION OF ORGANIZATION
-------                                             ----------------------------
AFDW, Inc.                                          Oregon

Allstate Distributors, L.L.C.                       Delaware

AFD, Inc.                                           Illinois

Allstate Financial Advisors, LLC                    Delaware

Allstate Financial Services, LLC                    Delaware

ALFS, Inc.                                          Delaware

Allstate Life Insurance Company of New York         New York

Allstate Assignment Company                         Nebraska

Allstate Settlement Corporation                     Nebraska

Charter National Life Insurance Company             Illinois

Glenbrook Life and Annuity Company                  Arizona

Intramerica Life Insurance Company                  New York

Lincoln Benefit Life Company                        Nebraska

LSA Asset Management, LLC                           Delaware

Northbrook Life Insurance Company                   Arizona

Allstate Assurance Company                          Illinois

Surety Life Insurance Company                       Nebraska